UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 20, 2015

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.                          Submission of Matters to a Vote of Security Holders.

On May 20, 2015, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2015;
(3)	A proposal for advisory approval of executive compensation;
(4)	A proposal to amend and restate the Halliburton Company Stock and Incentive Plan; and
(5)	A proposal to amend and restate the Halliburton Company Employee Stock Purchase Plan.

The voting results for each matter are set out below.

1.	Election of Directors:
	Name of Nominee	For	Against	Abstain	Broker Non-Votes
	Abdulaziz F. Al Khayyal	575,499,593	2,020,474	2,322,124	115,694,180
	Alan M. Bennett	571,951,226	5,608,582	2,282,383	115,694,180
	James R. Boyd	568,053,377	9,248,302	2,540,512	115,694,180
	Milton Carroll	506,317,602	67,872,544	5,652,045	115,694,180
	Nance K. Dicciani	573,621,271	3,935,378	2,285,542	115,694,180
	Murry S. Gerber	571,195,780	6,365,986	2,280,425	115,694,180
	José C. Grubisich	575,819,334	1,740,735	2,282,122	115,694,180
	David J. Lesar	558,624,522	16,610,773	4,606,896	115,694,180
	Robert A. Malone	571,241,471	6,314,378	2,286,342	115,694,180
	J. Landis Martin	565,832,132	11,741,979	2,268,080	115,694,180
	Jeffrey A. Miller	566,263,334	11,317,638	2,261,219	115,694,180
	Debra L. Reed	563,754,652	10,453,564	5,633,975	115,694,180

2.	Ratification of the selection of auditors:
	For	686,615,038
	Against	6,125,610
	Abstain	2,795,616
	Broker Non-Votes	0

3.	Advisory approval of executive compensation:
	For	419,833,559
	Against	156,119,124
	Abstain	3,889,508
	Broker Non-Votes	115,694,180

4.	Proposal to amend and restate the Halliburton Company Stock and Incentive Plan:
	For	537,994,320
	Against	38,078,515
	Abstain	3,769,356
	Broker Non-Votes	115,694,180

5.	Proposal to amend and restate the Halliburton Company Employee Stock Purchase Plan:
	For	571,806,328
	Against	4,119,705
	Abstain	3,916,158
	Broker Non-Votes	115,694,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 22, 2015	By:	/s/Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary